Exhibit 10.9

CONVERTIBLE PROMISSORY NOTE

Up to $50,000.00	December 22, 2025
“Principal”	“Effective Date”

FOR VALUE RECEIVED, Cardiff Lexington Corporation, a Nevada corporation, its successors and assigns (the “Company”), hereby promises to pay to Odile Viviane Kaye, or its successors or assigns (the “Holder”), in immediately available funds, the total principal sum of up to Fifty Thousand Dollars ($50,000.00) in accordance with the terms of this Convertible Promissory Note (this “Note”). The principal hereof and any unpaid accrued interest thereon shall be due and payable upon demand by Holder in accordance with Section 1, below (unless such payment date is accelerated as provided in Section 7 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 8 hereof, or as otherwise directed by Holder.

1.	DEMAND LOAN. Holder will loan the Company up to $50,000.00 that shall be funded upon the execution of the Loan Agreement, dated as of December 22, 2025 by and between the Company and the Holder. The loan by the Holder to the Company shall be referred to as a “Loan Advance”. All outstanding principal shall be will automatically mature one (1) year from the date funds have been advanced (“Maturity Date”). The Company shall have three (3) days after the Maturity Date to deliver payments to the Holder in the event that no extension is required by the Company.

1.1 Interest. Interest on the Note shall commence accruing from the date funds have been advanced and shall continue to accrue until all unpaid principal and interest is paid in full. Interest shall be computed on the basis of a 360-day year and twelve 30-day months pursuant to the interest rates as defined in the Note, and shall be payable in arrears for on the first calendar day of each calendar quarter (each, an “Interest Date”) with the first Interest Date being March 31, 2026. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in shares of Common Stock (“Interest Shares”) so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to the Lender, pay Interest on any Interest Date in cash (“Cash Interest”) or in a combination of Cash Interest and Interest Shares.

1.2 Interest Rate. As of any date of determination, twelve percent (12%) per annum.

2.	PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note before the Maturity Date, without penalty; provided, that it shall provide Holder with fifteen (15) days’ advanced written notice of its intent to prepay this Note. Holder shall have the option to elect to convert this Note per the terms of this Note at any time prior to the Company’s prepayment.

3.	TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event, the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note. This Note may be transferred, pledged, hypothecated, or assigned by the Holder in its sole discretion.

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4.	CONVERSION.

4.1 Conversion Right. The Holder shall have the right, at any time on or after the Issuance Date prior to the Maturity Date to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any Default Interest) into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a “Conversion”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of Conversion Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the then outstanding shares of Common Stock. For purposes of the proviso set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, however, that the limitations on conversion may be waived (up to 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit B (the “Notice of Conversion”), delivered to the Company; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”).

4.2 Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 4.1 shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price of $1.00 (the “Conversion Rate”).

4.3 Conversion Amount. With respect to any conversion of this Note, Conversion Amount means the sum of (A) the portion of the Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal of this Note, (C) the Make-Whole Amount, if any, (D) accrued and unpaid Late Charges with respect to such Principal of this Note, Make-Whole Amount and Interest, (E) any other unpaid amounts pursuant to the Transaction Documents (including, without limitation, conversion cost as set forth in Section 5), if any, and (F) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (A) and/or (B).

4.4 Make-Whole Amount means, as of any given date and as applicable, in connection with any conversion, redemption or other repayment hereunder, an amount equal to the amount of additional Interest that would accrue under this Note at the Interest Rate then in effect assuming for calculation purposes that the outstanding Principal of this Note as of the Closing Date remained outstanding through and including the Maturity Date.

4.5 Conversion Price means, as of any Conversion Date or other date of determination, $1.00. The Conversion Price shall be subject to adjustment in the event of a reverse or forward split.

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5.	COMMON SHARE ISSUANCE. Upon receipt by the Company of a written request from Holder to convert any amount due under any Note, subject to any limitations on conversion contained in any Note, the Company shall have three (3) business days (“Delivery Date”) to request issuance of the shares of Common Stock rightfully listed in such request. The Company agrees that the right to convert the Notes is a valuable right to Holder and a material consideration of it entering this Note.

6.	ADJUSTMENTS.

(a)       In case the Company shall at any time prior to the conversion of the Note, or the maturity of the Note, whichever occurs later, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Note shall be entitled to convert hereof shall be increased in direct proportion to the increase in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Conversion Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased.

7.	DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a)       The non-payment, when due or upon demand, of any principal or interest pursuant to this Note;

(b)       The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 8(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

(c)       The breach of any covenant or undertaking, not otherwise provided for in this Section 8;

(d)       The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature;

(e)       The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company;

(f)        The Company liquidates, transfers, sells or assigns substantially all of its assets or elects to wind down its operations or dissolve;

(g)       The Company fails to maintain irrevocable TA instruction or file with the Company’s transfer agent or switches transfer agents without at least twenty (20) day’s prior written notice to Holder after the Company has engaged a transfer agent;

(h)       The Company fails to maintain DTC or DWAC eligibility;

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(i)        The Company fails to stay current in its SEC reporting obligations, if applicable;

(j)        The Company fails to deliver the Holder and/or its assigns the shares of Common Stock rightfully listed in the Conversion Notice within three (3) business days.

(k)       The Company interferes with Holder’s or its assigns’ efforts to remove the restrictive legend from the Common Stock issued as a result of conversion of the Note when Holder or its assign has provided an attorney opinion letter opining that the shares are eligible to have the legend removed pursuant to Rule 144 or otherwise.

There will be no cure period available for the Event of Default as defined in Section 8(d) and 8(e); Upon the occurrence of any Event of Default, and provided such Event of Default as defined in Section 8(a) through 8(c), and 8(f) through 8(k), has not been cured by the Company within five (5) business days after the occurrence of such Event of Default (except a payment default of any interest, principal and/or other amount when due, of which no cure period is available), the Holder, may, by written notice to the Company, declare all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, immediately due and payable (without advanced notice as may otherwise by required hereunder); provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid Principal Amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice. Holder shall also have all other remedies available under law and equity. There shall be a late charge equal to 15% of the amount of any unpaid principal plus any interest accrued as of the due date.

Any payments that the Holder allows under this section shall be made through a wire transfer of funds or Certified Check.

Upon the occurrence of any Default or Event of Default, the Holder at any time, at its sole discretion, may elect to immediately (without prior notice) convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, in whole or in part, into shares of the common stock of the Company, according to the terms of this Note.

8.	NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, or by facsimile transmission. Notice shall be deemed to have been received on the date and time of personal or overnight delivery or facsimile transmission, if received during normal business hours of the recipient; if not, then on the next business day.

If to the Company:

Cardiff Lexington Corporation and subsidiaries

3753 Howard Hughes Parkway, Suite 200,

Las Vegas, NV 89169

Attn: Alex H. Cunningham – Chief Executive Officer

If to the Holder:

Odile Viviane Kaye

____________________

____________________

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9.	REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Holder:

(a)      Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b)      Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note. The execution, delivery and performance of this Note by the Company, and the consummation by it of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Note, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)      Disclosure. Neither this Note nor any other document, certificate or instrument furnished to the Holder by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

10.	REPRESENTATIONS AND WARRANTIES BY HOLDER. Holder, by its acceptance of this Note, represents and warrants to Company as follows:

(a)       Holder is acquiring the Note with the intent to hold as an investment and not with a view of distribution.

(b)       Holder is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Note for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Holder has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Note, and has no need for liquidity in such investment. Holder, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Holder, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Note.

(c)       Holder acknowledges and agrees that it is purchasing the Note hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

(d)       Holder has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Note or the transactions contemplated hereby. Holder acknowledges and agrees that neither the Company nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited Holder to enter into this Note and consummate the transactions described in this Note.

11.	SUCCESSION AND ASSIGNABILITY. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Holder may assign any of his or its rights, interests, or obligations hereunder on his or its own discretion without further approval from the Company.

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12.	GOVERNING LAW, CONSENT TO JURISDICTION AND WAIVER OF JURY TRIAL. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law provisions. All disputes arising out of or in connection with this Note, or in respect of any legal relationship associated with or derived from this Note, shall only be heard in any competent court residing in Clark County, Nevada. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Holder shall only be brought in such courts.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

13.	ATTORNEYS FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the reasonable costs and expenses incurred in attempting or effecting the enforcement of the Holder’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

14.	CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the Principal Amount of this Note.

15.	SEVERABILITY. If any portion of this Note is declared by a court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severed from this Note, and the remaining part shall remain in full force and effect as if no such invalid or unenforceable provisions had been a part of this Note.

16.	WAIVER. Holder shall not be deemed to have waived any rights under this Note unless such waiver is given in a dated writing signed by Holder. No delay or omission on the part of Holder in exercising any right pursuant to this Note shall operate as a waiver of such right or any other right. A waiver by Holder of any provision of this Note or of any rights against any individual, entity or collateral shall not prejudice or constitute a waiver of strict compliance of any other provision of this Note by any other individual or entity. No prior waiver by Holder or course of dealing between Holder and any individual or entity collectively constituting the Company shall constitute a waiver of any rights of Holder or of any obligations pursuant to this Note.

17.	This Note constitute the entire agreement between the parties relating to the subject matter hereof, and may not be altered or amended except by written agreement signed by the parties.

[Signature page follows]

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In witness whereof, the below parties signed and sealed this Note as of above date written.

CARDIFF LEXINGTON CORPORATION	ODILE VIVIANE KAYE
(“COMPANY”)	(“HOLDER”)

By: /s/ Alex H. Cunningham	By: /s/ Odile Viviane Kaye
Name: Alex H. Cunningham
Title: Chief Executive Officer

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EXHIBIT B -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $ _______________________ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Cardiff Lexington Corporation, a Nevada corporation (the “Company”), according to the conditions of the Convertible Promissory Note of the Company dated as of December 22, 2025 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

☐

The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

[CONTACT INFO]

Date of Conversion:

Applicable Conversion Price:	$

Costs Incurred by the Undersigned to Convert the Note into Shares of Common Stock:	$

Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Note:

Amount of Principal Balance Due remaining Under the Note after this conversion:	$

By: ___________________________

Name:

Title:

Date: ___________________________

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